UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934
February 25, 2007
(Date of earliest event reported)

USG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of principal executive offices, including zip code)
(312) 606-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On February 25, 2007, USG Corporation’s wholly owned subsidiary, L&W Supply Corporation (“L&W”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Joseph Zucchero (the “Seller”) and California Wholesale Material Supply, Inc., Distribuidora CalPly de Mexico, S.A. de C.V., E Foam Corp., Southwest Install and Rework, Inc. and Stockdale Material Company, Inc. (collectively “CALPLY”) pursuant to which L&W agreed to purchase from the Seller, or entities owned or controlled by the Seller, all of the issued and outstanding equity interests of CALPLY. CALPLY is a building materials distribution company with 30 operating locations in seven western states and Mexico. CALPLY sells building products and provides services to acoustical contractors, drywall contractors, plaster contractors, roofing companies, manufactured housing companies, countertop fabricators, government institutions and exporters.
     Pursuant to the terms of the Purchase Agreement, L&W has agreed to purchase from the Seller all of the outstanding equity interests of CALPLY for a total price of approximately $280 million, including debt to be repaid at closing.
     The Purchase Agreement contains representations, warranties, covenants and indemnities that are customary for agreements of this type, including, in the case of the Seller, a covenant to operate the business in the ordinary course and consistent with past practices between the date of execution of the Purchase Agreement and the closing of the acquisition. The Purchase Agreement also provides for a portion of the purchase price to be held in escrow to secure the Seller’s indemnity obligations under the agreement.
     Consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions, including expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, the accuracy in all material respects of the representations and warranties of each party as of the closing or other applicable date, the performance in all material respects by the parties of their respective obligations under the Purchase Agreement and, in the case of the Seller, the absence of any change or event which would reasonably be expected to result in a material adverse effect on the acquired businesses.
     There can be no assurance that the closing conditions set forth in the Purchase Agreement will be satisfied or waived. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On February 26, 2007, USG Corporation issued a press release announcing the execution of the Purchase Agreement and other matters. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

2

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Equity Purchase Agreement dated as of February 25, 2007, among L&W Supply Corporation, Joseph George Zucchero, JCSG Holdings Corporation, the Joseph G. Zucchero Family Trust dated September 12, 1988 and the entities listed on Exhibit A-1 thereto

99.1	USG Corporation press release dated February 26, 2007

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President and General Counsel

Date: February 27, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Equity Purchase Agreement dated as of February 25, 2007, among L&W Supply Corporation, Joseph George Zucchero, JCSG Holdings Corporation, the Joseph G. Zucchero Family Trust dated September 12, 1988 and the entities listed on Exhibit A-1 thereto

99.1	USG Corporation press release dated February 26, 2007

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.